SUN ICE LIMITED
                            SUN ICE USA, INC.
                           121 10th Ave., S.E.
                      Calgary, Alberta, Canada T2G-OV8
                               403-261-4780
                             Fax 403-266-7494




September 1, 1998


GlenGate Apparel, Inc.                 By Facsimile & Confirming Mail
75 Rod Smith Place
Cranford, N.J. 07016

Gentlemen:

We hereby give you notice, pursuant to Section 9.1(a) of the Trademark License Agreement between you and the undersigned dated February 14, 1997, to terminate both said Agreement and the Consignment Agreement between us also dated February 14, 1997, effective immediately.

So that we may determine whether to exercise our right to purchase pursuant to Section 9.2(d), please immediately advise us as to the amount and nature of Licensed Product current inventory, including Licensed Product which has been produced but not yet received and may be in the hands of third-parties.

Very truly yours,

Sun Ice USA, Inc.



By   /s/ Sylvia Rempel
  -------------------------------

Sun Ice Ltd.



By   /s/ Sylvia Rempel
  --------------------------------

cc:  Kenneth W. Vest, Esq.